Exhibit 1.1

BANK OF AMERICA CORPORATION

UNDERWRITING AGREEMENT

$2,000,000,000

2,000,000 Depositary Shares, Each Representing a 1/25th Interest in a Share of 7.200%

Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW

New York, New York

October 20, 2026

To the Representative

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Dear Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), 2,000,000 depositary shares (the “Depositary Shares”), each representing a 1/25th interest in a share of the Company’s perpetual 7.200% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW (the “Preferred Stock”). The Preferred Stock, when issued, will be deposited by the Company with Computershare, Inc. (“Computershare”) and Computershare Trust Company, N.A. (the “Trust Company” and, together with Computershare, the “Depository”) under a deposit agreement to be entered into on or before October 23, 2026 (the “Deposit Agreement”) by and among the Company, the Depository and the holders from time to time of the Depositary Receipts (as defined below) described therein, upon which the Depository will deliver Depositary Receipts (the “Depositary Receipts”), which will evidence the Depositary Shares.

The Depositary Shares are also referred to herein as the “Shares” and, where appropriate herein, reference to the Shares includes the underlying shares of Preferred Stock. Such Depositary Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter. The Shares are described more fully in the Prospectus, referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representative,” as used herein, each shall be deemed to refer to such firm or firms.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-277673), as amended on or prior to the date of this Agreement, which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and has been or will be filed pursuant to Rule 424(b) is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement. The Company also has prepared and filed (or will file) with the Commission the Issuer Free Writing Prospectuses (as defined below) set forth on Schedule III hereto. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(ii) The term “Disclosure Package” shall mean (A) the preliminary prospectus, as it may be amended or supplemented, (B) the Base Prospectus, and (C) the applicable issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto. As of 2:12 P.M. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that such information furnished by or on behalf of any Underwriter consists only of the information described as such in Section 8(b) hereof (the “Underwriter Information”).

(iii) As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies or will comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Underwriter Information. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

(iv) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Base Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) No Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the preliminary prospectus or the Prospectus that had not or has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(vi) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus (as defined below).

(vii) As to the Registration Statement, the Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1) under the Securities Act and complies in all other material respects with such rule.

(viii) This Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Deposit Agreement has been duly authorized and, when validly executed and delivered by the Company, assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(x) All corporate action required to be taken for the authorization and issue of the Preferred Stock underlying the Depositary Shares and sale of the Depositary Shares has been, or will be before the Closing Date, validly and sufficiently taken.

(xi) The execution and filing of the certificate of designation relating to the Preferred Stock (the “Certificate of Designation”) has been duly authorized by the Company and, prior to the delivery of and payment for the Shares, the Certificate of Designation will have been duly executed and filed with the Secretary of State of the State of Delaware.

(xii) The shares of Preferred Stock represented by the Depositary Shares have been duly and validly authorized, and,

when issued and deposited with the Depository against issuance of the Depositary Shares and the Company has received the consideration therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(xiii) The Company’s deposit of the Preferred Stock in respect of the Depositary Shares in accordance with the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in the form of Depositary Receipts pursuant to the Deposit Agreement against payment therefor pursuant to this Agreement, the Depositary Shares will represent legal and valid interests in the Preferred Stock.

(xiv) Upon deposit of the Preferred Stock with the Depository pursuant to the Deposit Agreement, and the due execution of the Deposit Agreement and the Depositary Receipts by the Depository, the holders of the Depositary Shares will be entitled to the rights under, and the benefits of, the Deposit Agreement and the Depositary Receipts.

(xv) The Preferred Stock and the Depositary Shares conform in all material respects to the descriptions thereof contained in the Disclosure Package and will conform in all material respects to the descriptions thereof contained in the Prospectus.

(xvi) The issue and sale of the Preferred Stock and the Depositary Shares and the compliance by the Company with all of the provisions thereof and of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not contravene any provision of applicable law, the certificate of incorporation or bylaws of the Company or articles of association or bylaws of the Principal Subsidiary Bank (as defined below) or any agreement or other instrument binding upon the Company or the Principal Subsidiary Bank that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental or regulatory body is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares.

(b) Each Underwriter, severally and not jointly, represents and agrees that:

(i) it has not and will not offer, sell or deliver any of the Depositary Shares, directly or indirectly, or distribute the preliminary prospectus, the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus) relating to the Shares in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on the Company except as set forth herein; and

(ii) it will comply in all material respects with the selling restrictions set forth in the Prospectus under the caption “Underwriting (Conflicts of Interest)—Selling Restrictions.”

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule I hereto the respective number of Shares set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Shares shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof in the manner set forth in Schedule I hereto. Unless otherwise agreed, the Depositary Shares shall be issued in book-entry form, and the Depositary Receipts evidencing the Depositary Shares may be deposited with The Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

4. Obligations of the Underwriters. The obligations of each Underwriter under this Agreement are several and independent and:

(a) the failure of one or more of the Underwriters to perform its obligations shall not relieve the other Underwriters of their respective obligations, or the Company of its obligations to the other Underwriters, under this Agreement; and

(b) no Underwriter shall be responsible for or liable in respect of any breach of the obligations or warranties of any other Underwriter under this Agreement except as described in Section 8.

5. Agreements. The Company agrees with the several Underwriters that:

(a) During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus (including the Prospectus) or the Disclosure Package unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR. The Company will advise the Representative promptly (i) when the preliminary prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction as described in paragraph (e) of this Section 5 or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance, and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Depositary Shares, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c) The Company will make generally available to its security holders and to the Representative as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the preliminary prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

(e) The Company will arrange for the qualification of the Depositary Shares for sale under the applicable securities laws of such states or other jurisdictions of the United States as the Representative may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Depositary Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) Until the business day (in New York, New York and Charlotte, North Carolina) following the Closing Date, the Company will not, without the consent of the Representative, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement for the Company’s securities filed under the Securities Act; provided, however, the Company may, at any time, offer or sell, or announce the offering of, securities (i) covered by a registration statement on Form S-8 or Form S-4 or (ii) covered by a registration statement on Form S-3 (including Registration Statement Nos. 333-277673 and 333-268718) and pursuant to which (A) the Company sells securities under one of the Company’s medium-term note programs (including, without limitation, the

Company’s Series N Medium-Term Note Program or Series P Senior Medium-Term Notes Program), (B) the Company issues securities for its dividend reinvestment plan, (C) the Company issues notes, securities of an affiliated trust, another series of depositary shares, another series of preferred stock or other securities of the Company in an underwritten offering (under the Registration Statement No. 333-277673 or 333-268718) in which the lead manager is BofA Securities, Inc., (D) affiliates of the Company offer securities of the Company in secondary market transactions or (E) the Company guarantees notes issued by BofA Finance LLC.

(g) The Company will prepare a final term sheet containing only a description of the Shares and the offering, in a form approved by the Representative or its counsel and contained in Schedule IV of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. For purposes of this Agreement, each Issuer Free Writing Prospectus shall be a term sheet.

(h) The Company represents and agrees that it has not made, and unless it obtains the prior written consent (which may be in electronic form) of the Representative or its counsel, it will not make, and each Underwriter represents and agrees that it has not made, and unless it obtains the prior written consent (which may be in electronic form) of the Company, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission or retained by the Company under Rule 433 under the Securities Act; provided, that prior written consent of the Representative shall be deemed to have been given with respect to the Final Term Sheet attached as Schedule IV hereto. Any such free writing prospectus consented to by the Company and the Representative (or their counsel) is referred to herein as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the Representative, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of the contents thereof, timely filing with the Commission, legending and record keeping. Each Underwriter agrees that its use of any Free Writing Prospectus not requiring consent of the Company under this Agreement shall comply with Rules 433 and 164 of the Securities Act (it being understood that in no event will any such Free Writing Prospectus constitute an Issuer Free Writing Prospectus for purposes of this Agreement).

(i) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the

Shares. References herein to the Registration Statement shall include such new shelf registration statement.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date of this Agreement and prior to the Closing Date (including the filing of any document incorporated by reference therein during such period) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(ii) the Company shall have filed the preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such rule or, to the extent applicable, under Rule 164(b) under the Securities Act; and

(iv) The Financial Industry Regulatory Authority, Inc. (“FINRA”) shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Company and the applicable Underwriters.

(b) The Company shall have furnished to the Representative the opinion of McGuireWoods LLP, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) and (v) through (xv) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (ii) through (iv) below:

(i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the

Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States of America and authorized thereunder to transact the business of banking;

(ii) each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business in each jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed;

(iii) all the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors’ qualifying shares) are owned beneficially, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances with respect thereto;

(iv) such counsel is without knowledge that there is (1) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein, or (2) any contract or other document required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed as required;

(v) the statements made in the Base Prospectus under the headings “Description of Preferred Stock” and “Description of Depositary Shares,” as supplemented, amended and/or superseded by the statements in the final prospectus supplement for the Shares dated the date of this Agreement under the headings “Description of the Preferred Stock” and “Description of the Depositary Shares,” insofar as they purport to constitute summaries of the material terms of the Deposit Agreement, the Depositary Shares and the Preferred Stock, constitute accurate summaries in all material respects;

(vi) the Registration Statement has been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued, and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened; and the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements, supporting schedules, footnotes and other financial, accounting and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act;

(vii) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy;

(viii) no consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the General Corporation Law of the State of Delaware or the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, the Certificate of Designations and the Deposit Agreement, is required for the execution, delivery and performance by the Company of its respective obligations under this Agreement, the Certificate of Designations and the Deposit Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion;

(ix) all corporate action required to be taken for the authorization and issue of the Preferred Stock underlying the Depositary Shares and sale of the Depositary Shares has been, or will be before the Closing Date, validly and sufficiently taken;

(x) the execution and filing of the Certificate of Designation has been duly authorized by the Company and the Certificate of Designation has been duly executed and filed with the Secretary of State of the State of Delaware;

(xi) the shares of Preferred Stock represented by the Depositary Shares have been duly and validly authorized, and, when issued and deposited with the Depository against issuance of the Depositary Shares and the Company has received the consideration therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable;

(xii) the Company’s deposit of the Preferred Stock in respect of the Depositary Shares in accordance with the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in the form of Depositary Receipts pursuant to the Deposit Agreement against payment therefor pursuant to this Agreement, the Depositary Shares will represent legal and valid interests in the Preferred Stock;

(xiii) upon deposit of the Preferred Stock with the Depository pursuant to the Deposit Agreement, and the due execution of the Deposit Agreement and the Depositary Receipts by the Depository, the holders of the Depositary Shares will be entitled to the rights under, and the benefits of, the Deposit Agreement and the Depositary Receipts;

(xiv) none of the issuance and sale of the Preferred Stock or the Depositary Shares, nor the consummation of any other of the transactions herein contemplated or contemplated by the Deposit Agreement and the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under (1) the Company’s Restated Certificate of Incorporation or Bylaws, each as amended to date, (2) the terms of any indenture or other material agreement or instrument to which the Company or the Principal Subsidiary Bank is a party or bound filed or incorporated by reference as an exhibit to the Registration Statement, or (3) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any U.S. court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

(xv) the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although it expresses no view as to portions of the Registration Statement, the Disclosure Package, or the Prospectus, including any document incorporated by reference therein, consisting of financial statements, supporting statements, footnotes and other financial, accounting and statistical information or statements in the Disclosure Package or the Prospectus concerning the securities and other commercial laws of countries or jurisdictions other than the United States, and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, or the Prospectus or any amendment or supplement thereto (other than as stated in (v) above), nothing has come to its attention that has caused it to believe that such remaining portions of the Registration Statement or any amendment thereto, insofar as it relates to the offering of the Shares, as of the time it became effective, as of the Initial Sale Time or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements, supporting statements, footnotes and other financial, accounting and statistical information, the Disclosure Package, insofar as it relates to the offering of the Shares, taken as a whole, as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or as amended or supplemented as of the date of such opinion, insofar as it relates to the offering of the Shares, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel also need not pass upon nor assume any responsibility for ascertaining whether or when any of the information contained in each Disclosure Package was conveyed to any purchaser of the

Depositary Shares. For purposes of this paragraph, “time it became effective” means the most recent deemed effective date pursuant to Rule 430B(f)(2) of the Securities Act.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(c) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and any other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by any Managing Director, any Director, any Senior or other Vice President or the Treasurer or any other authorized officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and this Agreement and he or she is without knowledge that:

(i) the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission;

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Shares, or which in any way affects the validity of the Shares.

(e) On the date hereof and on the Closing Date, the Representative shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof or the Closing Date, as applicable, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement and the Prospectus.

(f) Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) of this paragraph (f), is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h) On or after the date hereof and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i) The Representative shall have received on the Closing Date a certificate of the Depository.

(j) The Deposit Agreement shall have been duly authorized, executed and delivered, in a form reasonably satisfactory to the Representative.

(k) There shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Depositary Shares, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, any Issuer Free Writing Prospectus, the preliminary prospectus and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Depositary Shares to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Shares or the sale of the Depositary Shares to the Underwriters, (iv) the fees and expenses of any transfer agent or trustee for the Shares, and the fees and expenses of counsel to any such transfer agent or trustee for the Shares, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Shares under state securities laws in accordance with the provisions of Section 5(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey, (vii) the printing and delivery to the Underwriters of copies of any blue sky survey, (viii) the fees of FINRA, (ix) any fees charged by rating agencies for the rating of the Depositary Shares, and (x) the fees and expenses of any depository and any nominee thereof in connection with the Depositary Shares.

If the sale of the Depositary Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Depositary Shares.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning under the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BofA Securities, Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning under the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters, the sentences relating to concessions and reallowances, the third sentence of the sixth paragraph and the statements set forth in the seventh, eighth and twelfth paragraphs in the preliminary prospectus, and the corresponding statements to be set forth in the Prospectus, all under the caption “Underwriting (Conflicts of Interest)” in the preliminary prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representative), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in Sections 8(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 8(c) for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Shares underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) under the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II. For purposes of this Section 8(e), each person, if any, who controls an Underwriter within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph. However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the preliminary prospectus and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

12. Notices. Unless otherwise provided herein, all notices required under the terms and provisions of this Agreement shall be in writing, either delivered by hand, by mail, by electronic mail or by facsimile and shall be effective upon receipt. Notices to the Company or to the Representative shall be delivered to the relevant party at the address specified below.

If to the Company:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-06-10

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: Corporate Treasury – Global Funding Transaction Management

Email: tmtreasuryfunding@bofa.com

With copies to:

Bank of America Corporation

Legal Department

214 North Tryon Street

NC1-027-20-05

Charlotte, North Carolina 28255

Attention: General Counsel

Fax: (980) 386-0420

and

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Attention: Richard W. Viola

Telephone: (704) 343-2149

Fax: (704) 343-2300

Email: rviola@mcguirewoods.com

If to the Representative:

At the address, email address or fax number specified in Schedule I hereto.

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: Christopher S. Schell

Telephone: (212) 450-4011

Email: christopher.schell@davispolk.com

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Depositary Shares shall be deemed to be a successor by reason merely of such purchase.

14. No Fiduciary Duties; Agreement Complete.

(a) The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 16 apply notwithstanding the following Section 17.

17. Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 16, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b) After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c) Definitions. For purposes of the above Section 16 and this Section 17 the following definitions will apply:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party;

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18. Contractual Recognition of European Economic Area Bail-in.

Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any EU BRRD Party and the Company, the Company acknowledges and accepts that a EU BRRD Liability arising under this Agreement may be subject to the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority in relation to any EU BRRD Liability of each EU BRRD Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the EU BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the EU BRRD Liability into shares, other securities or other obligations of the relevant EU BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the EU BRRD Liability; and/or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)

the variation of the terms of this Agreement as they relate to any EU BRRD Liability of a EU BRRD Party, as deemed necessary by the Relevant EU Resolution Authority, to give effect to the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority.

For purposes of this Section 18,

“EU Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the EU BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or any such successor webpage).

“EU Bail-in Powers” means any EU Write-down and Conversion Powers, in relation to the relevant EU Bail-in Legislation.

“EU BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended.

“EU BRRD Liability” means a liability in respect of which the relevant EU Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised.

“EU BRRD Party” means any Initial Purchaser subject to EU Bail-in Powers.

“EU Write-down and Conversion Powers” has the meaning given to it in the EU Bail-in Legislation Schedule.

“Relevant EU Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant EU BRRD Party.

19. Contractual Recognition of United Kingdom Bail-in.

Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any UK BRRD Party and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of each UK BRRD Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the UK Bail-in Liability; and/or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)

the variation of the terms of this Agreement as they relate to any UK Bail-in Liability of a UK BRRD Party, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For purposes of this Section 19,

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK BRRD Party” means any Initial Purchaser subject to UK Bail-in Powers.

20. Counterparts and Electronic Signatures.

Each individual signing this Agreement on behalf of a party hereto, by so signing represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of such party. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart, including by means of an electronic signature as described in the following sentence. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301- 309), the federal Electronic Signature in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case as amended from time to time and to the extent applicable) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each faxed, scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

BANK OF AMERICA CORPORATION

By:	/s/ Karim Kajani
Name:	Karim Kajani
Title:	Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

By:	BOFA SECURITIES, INC.

By:	/s/ Anthony Aceto
Name: Anthony Aceto
Title: Managing Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated October 20, 2026.

Registration Statement No. 333-277673.

Representative: BofA Securities, Inc.

Address of Representative:	BofA Securities, Inc.
One Bryant Park New York, NY 10036

Title, Purchase Price and Description of Depositary Shares:

Title: 2,000,000 Depositary Shares, Each Representing a 1/25th Interest in a Share of 7.200% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW.

Net purchase price (include type of funds, if applicable): $990 per Depositary Share (plus accrued dividends, if any, from October 23, 2026 to the date of delivery) in federal (same day) funds or wire transfer to an account previously designated to the Representative by the Company, or if agreed to by the Representative and the Company, by certified or official bank check or checks.

Other provisions: None

Closing Date, Time and Location: October 23, 2026, 9:00 a.m., New York City time, Office of McGuireWoods LLP.

Additional items to be covered by the letter from

PricewaterhouseCoopers LLP delivered pursuant

to Section 6(e) at the time this Agreement is executed: None

I-1

SCHEDULE II

Underwriters	Number of Depositary Shares, Representing Interests in the Preferred Stock, to be Purchased
BofA Securities, Inc.	1,755,800
ABN AMRO Capital Markets (USA) LLC	7,400
American Veterans Group, PBC	7,400
Bankinter S.A.	7,400
BMO Capital Markets Corp.	7,400
BNY Mellon Capital Markets, LLC	7,400
Cabrera Capital Markets LLC	7,400
CaixaBank, S.A.	7,400
Capital One Securities, Inc.	7,400
CIBC World Markets Corp.	7,400
Citizens JMP Securities, LLC	7,400
Danske Markets Inc.	7,400
Drexel Hamilton, LLC	7,400
Fifth Third Securities, Inc.	7,400
First Citizens Capital Securities, LLC	7,400
ING Financial Markets LLC	7,400
Mizuho Securities USA LLC	7,400
MUFG Securities Americas Inc.	7,400
nabSecurities, LLC	7,400
NatWest Markets Securities Inc.	7,400
Nomura Securities International, Inc.	7,400
PNC Capital Markets LLC	7,400
Rabo Securities USA, Inc.	7,400
Regions Securities LLC	7,400
Roberts & Ryan, Inc.	7,400
Scotia Capital (USA) Inc.	7,400
SG Americas Securities, LLC	7,400
SMBC Nikko Securities America, Inc.	7,400
Stern Brothers & Co.	7,400
TD Securities (USA) LLC	7,400
Truist Securities, Inc.	7,400
UniCredit Capital Markets LLC	7,400
Westpac Capital Markets LLC	7,400
Zions Direct, Inc.	7,400
Total	2,000,000

II-2

SCHEDULE III

Issuer Free Writing Prospectuses

The Final Term Sheet, as set forth in Schedule IV

III-1

SCHEDULE IV

IV-1

BANK OF AMERICA CORPORATION

PREFERRED STOCK, SERIES WW

$2,000,000,000

2,000,000 Depositary Shares, Each Representing a 1/25th Interest in a Share of Bank of

America Corporation 7.200% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW

FINAL TERM SHEET

Dated October 20, 2026

Relating to the Issuer’s Preliminary Prospectus Supplement dated October 20, 2026 (the “Preliminary Prospectus Supplement”)

Issuer:	Bank of America Corporation

Security:	Depositary Shares, each representing a 1/25th interest in a share of Bank of America Corporation 7.200% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW (the “Preferred Stock”)

Expected Ratings*:	Baa2 (Moody’s) / BBB- (S&P) / BBB+ (Fitch)

Size:	$2,000,000,000 ($1,000 per Depositary Share)

Public Offering Price:	$1,000 per Depositary Share

Underwriting Commissions:	$10 per Depositary Share

Net Proceeds to Issuer:	$1,980,000,000

Maturity:	Perpetual

Trade Date:	October 20, 2026

Settlement Date:	October 23, 2026 (T+3)

Dividend Rate (Non-Cumulative):	From, and including, the Settlement Date to, but excluding the First Reset Date, a fixed rate of 7.200% per annum; and from, and including, the First Reset Date, for each Reset Period, a rate per annum equal to the Five-Year U.S. Treasury Rate determined as of the most recent Reset Dividend Determination Date plus the Spread. The Dividend Rate will be reset on each Reset Date.

Dividend Periods:	Each quarterly period from, and including, a scheduled Dividend Payment Date to, but excluding, the next scheduled Dividend Payment Date, except that the initial Dividend Period will begin on and include the Settlement Date.Dividend Periods will not be adjusted if a Dividend Payment Date is not a Business Day.

Spread:	226.0 bps

Five-Year U.S. Treasury Rate:	For more information on the determination of the Five-Year U.S. Treasury Rate, including the applicable fallback provisions, see “Description of the Preferred Stock—Dividends— Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period” in the Preliminary Prospectus Supplement.

Reset Periods:	Each period from, and including, a Reset Date to, but excluding, the next following Reset Date.

First Reset Date:	October 27, 2031

Reset Dates:	The First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date; Reset Dates will not be adjusted if any scheduled Reset Date is not a Business Day.

Reset Dividend Determination Date:	In respect of any Reset Period, the day falling three Business Days prior to the first day of such Reset Period.

Dividend Payment Dates:	January 27, April 27, July 27 and October 27 of each year beginning on January 27, 2027, each subject to following unadjusted business day convention

Day Count:	30/360

Business Days:	New York/Charlotte

Optional Redemption:	The Issuer may at its option redeem the Preferred Stock on any Dividend Payment Date on or after the First Reset Date, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $1,000 per Depositary Share), plus any accrued and unpaid dividends for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends (such price, the “Redemption Price”). The Issuer may also redeem the Preferred Stock at the Redemption Price upon the occurrence of certain events involving a Capital Treatment Event (as defined in the Preliminary Prospectus Supplement), which redemption may occur prior to the First Reset Date. Redeeming the Preferred Stock will cause the related Depositary Shares to be redeemed. Notice to holders shall be provided not less than 5 Business Days and not more than 60 calendar days prior to the date fixed for the redemption. For more information on the redemption of the Preferred Stock, see “Description of the Preferred Stock—Optional Redemption” in the Preliminary Prospectus Supplement.

Listing:	None

Lead Manager and Sole Book-Runner:	BofA Securities, Inc.

Co-Managers:

ABN AMRO Capital Markets (USA) LLC

American Veterans Group, PBC

Bankinter S.A.

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Cabrera Capital Markets LLC

CaixaBank, S.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Citizens JMP Securities, LLC

Commonwealth Bank of Australia

Danske Markets Inc.

Drexel Hamilton, LLC

Fifth Third Securities, Inc.

First Citizens Capital Securities, LLC

ING Financial Markets LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

nabSecurities, LLC

NatWest Markets Securities Inc.

Nomura Securities International, Inc.

PNC Capital Markets LLC

Rabo Securities USA, Inc.

Regions Securities LLC

Roberts & Ryan, Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Stern Brothers & Co.

TD Securities (USA) LLC

Truist Securities, Inc.

UniCredit Capital Markets LLC

Westpac Capital Markets LLC

Zions Direct, Inc.

CUSIP/ISIN for the Depositary Shares:	06055HAN3 / US06055HAN35

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each of the security ratings above should be evaluated independently of any other security rating.

Bank of America Corporation (the “Issuer”) has filed a registration statement (including the Preliminary Prospectus Supplement and a prospectus dated March 28, 2024) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead manager will arrange to send you the prospectus supplement and the prospectus if you request them by contacting BofA Securities, Inc., toll free at 1-800-294-1322. You may also request copies by e-mail from fixedincomeir@bofa.com or dg.prospectus_requests@bofa.com.

SCHEDULE V

Addresses of Underwriters

ABN AMRO Capital Markets (USA) LLC

250 Park Avenue, 9th Floor Suite 911

New York, NY 10177

American Veterans Group, PBC

324 S Service Rd Suite 107

Melville, NY 11747

Bankinter S.A.

Paseo de la Castellana 29.

28046. Madrid

BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

BNY Mellon Capital Markets, LLC

240 Greenwich Street

New York, NY 10286

Cabrera Capital Markets LLC

227 W. Monroe Street, Suite 3000

Chicago, IL 60606

CaixaBank, S.A.

Calle Pintor Sorolla, 2-4

46002 Valencia

Spain

Capital One Securities, Inc.

299 Park Avenue

New York, NY 10171

CIBC World Markets Corp.

300 Madison Avenue, 8th Floor

New York, NY 10017

Citizens JMP Securities, LLC

101 California Street, Suite 1700

San Francisco, CA 94111

V-1

Danske Markets Inc.

575 Fifth Avenue, 33rd Floor

New York, NY 10017

Drexel Hamilton, LLC

110 E 42nd Street, Suite 1502

New York, NY 10017

Fifth Third Securities, Inc.

38 Fountain Square Plaza

Cincinnati, OH 45202

First Citizens Capital Securities, LLC

11 West 42nd Street, 13th Floor

New York, NY 10036

ING Financial Markets LLC

1133 Avenue of the Americas

New York, New York 10036

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

nabSecurities, LLC

277 Park Avenue, 19th Floor

New York, NY 10172

NatWest Markets Securities Inc.

600 Washington Blvd.

Stamford, CT 06901

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

PNC Capital Markets LLC

300 Fifth Avenue

Pittsburgh, PA 15222

Rabo Securities USA, Inc.

151 W 42nd Street

V-2

New York, NY 10036

Regions Securities LLC

615 S College St

Charlotte, NC 28202

Roberts & Ryan, Inc.

39 Broadway, Suite 610

New York, NY 10006

Scotia Capital (USA) Inc.

250 Vesey Street

New York, NY 10281

SG Americas Securities, LLC

245 Park Avenue

New York, NY 10167

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

Stern Brothers & Co.

1270 Avenue of the Americas, Suite 724

New York, NY 10020

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

Truist Securities, Inc.

50 Hudson Yards, 69th Floor

New York, NY 10001

UniCredit Capital Markets LLC

150 East 42nd Street

New York, NY 10017

Westpac Capital Markets LLC

380 Park Avenue, 14th Floor

New York, NY 10022

Zions Direct, Inc.

200 North Pacific Coast Highway, Suite 1600

El Segundo, CA 90245

V-3